Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Form S-1 of Monetiva, Inc. of our report dated January 10, 2023, relating to our audits of the December 31, 2022 and 2021 financial statements of Monetiva, Inc., which are appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ Haynie & Company
Haynie & Company

Salt Lake City, Utah

January 10, 2023